UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 18, 2011
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COMMAND SECURITY CORPORATION
(Exact name of registrant as specified in its charter)

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New York	0-18684	14-1626307
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Lexington Park Lagrangeville, New York
(Address of Principal Executive Offices)

(845) 454-3703
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 18, 2011, Command Security Corporation (the “Company”) entered into an amendment (the “Amendment”) to its Credit and Security Agreement dated February 12, 2009 between the Company and Wells Fargo Bank, National Association (“Credit Facility”).  The Amendment (i) extends the term of the $20.0 million Credit Facility to October 2016, (ii) decreases the interest rate spreads on the outstanding principal balance of the revolving loans to LIBOR plus 1.75% and amends certain covenants including:  (a) increasing  the amount of capital expenditures that can be incurred in the aggregate during any fiscal year or in any one transaction and (ii) permitting the Company to repurchase up to $2 million of its common stock subject to certain conditions.

A copy of the Amendment is attached to this current report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.  The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment.

On October 20, 2011, the Company issued a press release announcing the signing of the Amendment, a copy of which is attached to this current report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Second Amendment to Credit and Security Agreement, dated as of October 18, 2011, between Command Security Corporation and Wells Fargo Bank, National Association.

99.1	Press release issued by Command Security Corporation on October 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMAND SECURITY CORPORATION

Date: October 20, 2011	By:	/s/ Barry Regenstein
Name: Barry Regenstein
Title: President and Chief Financial Officer